Exhibit 10.18

NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, NO SHARES OF THE COMPANY’S STOCK SHALL BE ISSUED PURSUANT HERETO UNLESS THE SAVE THE WORLD AIR, INC. 2004 STOCK OPTION PLAN SHALL HAVE FIRST BEEN APPROVED BY SHAREHOLDERS OF THE COMPANY HOLDING NOT LESS THAN A MAJORITY OF THE VOTING POWER OF THE COMPANY.

INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of ____________, 20___(the “Grant Date”) by and between SAVE THE WORLD AIR, INC., a Nevada corporation (the “Company”), whose address is 5125 Lankershim Boulevard, North Hollywood, California 91601, and ___an individual (“Executive”), with reference to the following facts (capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in the “Glossary of Terms” attached as Appendix “A” hereto, which Appendix is hereby incorporated by this reference):

     A. The Board of Directors of the Company (the “Board”) has heretofore adopted the Save The World Air, Inc. 2004 Stock Option Plan (the “Plan”, a copy of which is attached hereto and incorporated by this reference) under which the Company may grant Stock Options to certain personnel of the Company such as Executive.

     B. Pursuant to the Plan, the Board has authorized granting to Executive, effective as of the date of this Agreement, an Incentive Stock Option under such terms and conditions as are hereinafter set forth.

     C. Executive is an employee of the Company and is not a Ten Percent Shareholder of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Grant of Stock Option. Pursuant to the action of the Board described above, the Company hereby grants to Executive an Incentive Stock Option to purchase, upon and subject to the terms and conditions of the Plan, all or any part of___(___) shares of Stock at an Exercise Price of Dollars ___($___) per share (which Exercise Price equals one hundred percent (100%) of the Fair Market Value of a share of Stock as of the Grant Date).

     2. Vesting. The Stock Option granted under Section I hereof shall become exercisable with respect to the following percentages of the number of shares subject to such Stock Option upon the following dates and at any time thereafter unless and until such Stock Option shall terminate under Sections 4, 6 or 7 hereof, and subject to acceleration upon a Corporate Transaction only if and as provided under the Plan (provided, that no installment of the Stock Option hereunder shall be exercisable except with respect to a whole share, and fractional shares shall be disregarded except that they may be accumulated):

Percentage	Vesting Date	Fair Market Value*
Percent (___%)	First (181) anniversary of Grant Date

Percent (___%)	Second (2nd) anniversary of Grant Date

Percent (___%)	Third (3rd) anniversary of Grant Date

Percent (___%)	Fourth (4th) anniversary of Grant Date

* Determined as of Grant Date; may not exceed One Hundred Thousand Dollars ($100,000) for vesting date(s) during any calendar year (taking into account any other ISOs granted to Executive under any other plan of the Company or a Parent or Subsidiary)

     3. Manner of Exercise and Payment. Executive shall exercise the Stock Option granted under Section 1 hereof: if at all, by giving (a) written notice .of such exercise to the Committee specifying the number of shares of Stock with respect to which such Stock Option is being exercised, together with (b) payment of the full purchase price for such shares, by wire transfer to a Company account designated by the Committee or by unendorsed certified or cashier’s check, equal to the number of shares to be purchased times the Exercise Price per share.

          3.1 Effective Date of Exercise. The date upon which such written notice is given and payment of the full purchase price is received by the Committee shall be the exercise date for such Stock Option. From such exercise date, Executive shall be entitled to the issuance of a stock certificate evidencing Executive’s ownership of the shares of Stock acquired pursuant to such exercise (but subject to Section 8 hereof). Executive shall not have any of the rights or privileges of a shareholder of the Company (including, without limitation, rights to distributions, voting rights, inspection rights, dissenter’s rights, rights to bring a derivative action, or other rights of a shareholder under applicable corporate law) in respect of any shares of Stock issuable upon exercise of such Stock Option until and only to the extent such Stock Option is exercised and certificates representing such shares shall have been issued and delivered.

          3.2 Minimum Number of Shares Purchased; Fractional Shares. No fewer than five (5) share (or, if less, the maximum number of shares that may be purchased pursuant to the Stock Option to the extent vested but unexercised) may be purchased pursuant to the exercise under anyone notice given under Section 3 hereof. No installment of such Stock Option shall be exercisable except with respect to whole shares.

     4. Termination

     4.1 In General. The Stock Option granted under Section 1 hereof, to the extent unexercised, shall terminate at the close of business of the day before the tenth (10th) anniversary of the Grant Date, but subject to Section 6 or Section 7 hereof ( as applicable).

     4.2 Corporate Transaction. The Committee shall notify Executive of the pendency of a Corporate Transaction a reasonable time before such Corporate Transaction is to occur, and Executive (or such other person entitled to exercise such Stock Option under Section 7 hereof) shall have the right, at any time prior to such Corporate Transaction, to exercise such Stock Option of such person to the extent that such Stock Option is otherwise exercisable under Section 2 hereof. Except and to the extent provided in the Plan and as set forth in the notice under this Section 4.2, the Stock Option granted under Sect. on 1 hereof to the extent unexercised shall terminate as of the Effective Date of the Corporate Transaction.

5. Non-Transferability. Neither Executive nor any successor or assignee thereof shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the Stock Option granted under Section 1 hereof, other than. by Will or by the laws of descent and distribution, and such Stock Option shall be exercisable during Executive’s lifetime only by Executive; nor shall all or any part of such Stock Option be subject to seizure by any creditor of any such person, by a proceeding at law or in equity, and no such benefit shall be transferable by operation of law in the event of the bankruptcy or insolvency of Executive or any successor or assignee thereof. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Company shall thereupon have no further liability hereunder.

6. Cessation of Employment

     6.1 In General. Subject to Sections 6.2 and 7 hereof, if Executive ceases to be employed by the Company or any of Subsidiary or Parent thereof~ Executive may, subject to the time limitations of Section 4 hereof, exercise the Stock Option granted under Section 1 hereof to the extent that Executive was entitled to exercise it under Section 2 hereof on the date of such cessation at any time (a) within one (1) year after such cessation if such cessation results from the Disability of Executive, or (b) otherwise within ninety (90) days after such cessation.

     6.2 Termination for Cause. If Executive is terminated as an employee of the Company or any Subsidiary or Parent thereof for Cause, the Stock Option granted under Section 1 hereof shall terminate immediately.

7. Death of Executive. If Executive dies while employed by the Company or any Parent or Subsidiary thereof, or during the period described in clause (a) or clause (b) of Section 6.1 hereof as applicable, then, subject to the time limitations of Section 4 hereof, the Stock Option granted under Section 1 hereof shall expire within one (1) year after the date of death; and the executor or administrator of Executive's estate, or the person or persons to whom Executive’s rights under such

Stock Option shall have passed by Will or by the applicable laws of descent and distribution, shall have the right to exercise such Stock Option to the extent ~at Executive was entitled to exercise such Stock Option under Section 2 hereof on the date of death.

     8. Compliance With Securities and Tax Laws. No shares of Stock shall be issued pursuant to the exercise of the Stock Option hereunder except in compliance with all applicable federal and state securities and tax laws and regulations and in compliance with rules of stock exchanges on which the Stock may be listed. In furtherance of the foregoing and not in order to limit the generality of the foregoing in any way:

          8.1 Representation. The Company, as a condition to the issuance of such shares, may require the person exercising such Stock Option to represent and warrant at the time of such exercise that any shares of Stock acquired upon exercise are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under any applicable law, regulation or rule of any governmental agency.

          8.2 Notice of Sale. The person acquiring such shares shall give the Company notice of any sale or other disposition of any such shares not less than ten (10) days after such sale or other disposition.

          8.3 Withholding. Executive acknowledges and agrees that the Company, in order to fulfill its withholding obligations under any federal, state or local tax law (including, without limitation, upon the disposition by Executive of shares of Stock acquired pursuant to the exercise of the Stock Option hereunder within two (2) years after the Grant Date or within one (1) year after exercise of the Stock Option, or upon Executive’s exercising an ISO more than three (3) months after Executive has ceased to be an employee of the Company or a Parent or Subsidiary) may (a) withhold such sums from other compensation due Executive, (b) require Executive to pay to the Company such amounts as a condition to the delivery of shares pursuant to such exercise, or (c) sell shares that would otherwise be delivered to Executive upon exercise of the Stock Option in order to raise cash in the necessary amount.

     9. Miscellaneous

          9.1 Complete Agreement. This Agreement, and any appendices, schedules, exhibits or documents referred to herein or executed contemporaneously herewith, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior written, and all prior and contemporaneous oral, agreements, representations, warranties, statements, promises and understandings with respect to the subject matter hereof; whether express or implied. All schedules, appendices and exhibits attached hereto are hereby incorporated in and made a part of this Agreement as if fully set forth herein. .

          9.2 Payments Subject to Creditors. Payments to Executive hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Company; and no person, other than the Company, shall have, by virtue of the provisions of the Plan or the grant of the Stock Option hereunder, any interest in such assets. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof; such right shall be no greater than the right of any unsecured general creditor of the Company.

          9.3 No Trust or Contract of Employment. It is expressly understood by the parties hereto that this Agreement and the Plan relate exclusively to additional compensation for Executive’s services, and are not intended to be an employment contract. Nothing contained in this Agreement or the Plan, and no action taken pursuant to their provisions by either party hereto shall create, or be construed to create, (a) a trust of any kind, or a fiduciary relationship between the Company and Executive; or (b) a contract of employment for any term of years, or a right of Executive to continue in the employ of the Company in any capacity.

          9.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and Executive and Executive’s successors, assigns, heirs, executors, administrators and beneficiaries. Nothing in this Section 9.4 shall be deemed to modify or waive in any manner whatsoever such prohibitions on transfer or assignment of Executive’s rights hereunder as are contained elsewhere in this Agreement.

          9.5 Amendment. Except as provided herein, this Agreement may not be amended, altered, modified or terminated except by a written instrument signed by the parties hereto, or their respective successors or assigns.

          9.6 Notice. Whenever this Agreement or the Plan requires that notice be given by or to the Company or Executive, such notice shall be given to the Company at the address first set forth above (or to such other address as the Company may communicate to Executive under this Section 9.6) and to Executive at such address as is set forth on the books and records of the Company for the mailing of any Form W-2 with respect to Executive as follows: (a) by personal delivery, in which case notice shall be deemed to have been given on the date of delivery; (b) by certified United States mail, in which case notice shall be deemed to have been given two (2) days after deposit of such notice with the United States Postal Service; or (c) by DHL, Federal Express,

United Parcel Service, or similar internationally-recognized overnight delivery service, in which case notice shall be deemed to have been given one (1) day after deposit of such notice or instrument with such service

          9.7 Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of California, regardless of the choice of law provisions of California or any other jurisdiction and regardless of where the parties hereto may now or hereafter be formed, do business, or reside. Any and all disputes between the parties which may arise pursuant to this Agreement will be heard and determined before an appropriate federal or state court located in Los Angeles, California. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

          9.8 Headings. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or interpret the scope of this Agreement or of any particular section hereof.

          9.9 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder, (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, and (b) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or by any other indulgence.

          9.10 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

          9.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

“Company”	“Executive”

SAVE THE WORLD AIR, INC., a Nevada corporation

By

Name:

Title:

By

Name:

Title:

SPOUSAL CONSENT

I certify that:

     1. I am the spouse of __________________who signed the foregoing Incentive Stock Option Agreement dated as of ___________, 20___(the “Agreement”) by and between-as the “Executive” thereunder and Save The World Air, Inc. as the “Company” thereunder.

     2. I have read and approve the provisions of the Agreement, including, but not limited to, those relating to the exercise, transfer and disposition of the Stock Option described therein.

     3. I agree to be bound by and accept those provisions of that Agreement in lieu of all other interests I may have in the Stock Options thereby granted, whether that interest may be community property or otherwise.

     4. Executive shall have full power of management of Executive’s interests in the Stock Options, including any portion of those interests that may be community property, and Executive has the full right, without my further approval, to exercise Executive’s rights with respect to such Stock Options, to execute any amendments to the Agreement, and to exercise and otherwise deal in any manner with such Stock Options, including any portion of such interests that may be community property.

Date:

Name of Spouse:

APPENDIX A
GLOSSARY OF TERMS

1.	“Agreement” means the Incentive Stock Option Agreement dated _______ ___ 20___by and between Save The World Air, Inc., an Nevada corporation, as the “Company” thereunder, and _________, an individual, as the “Executive” thereunder.

2.	“Board” is as defined in Recital “A” of the Agreement.

3.	“Cause” is as defined in the Plan.

4.	“Committee” is as defined in the Plan.

5.	“Company” means Save The World Air, Inc., a Nevada corporation.

6.	“Corporate Transaction” is as defined in the Plan.

7.	“Disability” is as defined in the Plan.

8.	“Effective Date” of a Corporate Transaction is as defined in the Plan.

9.	“Executive” means , an individual.

10.	“Exercise Price” is as defined in Section 1 of the Agreement.

11.	“Grant Date” is as set forth in the first paragraph of the Agreement.

12.	“Incentive Stock Option” is as defined in the Plan.

13.	“Parent” is as defined in the Plan.

14.	“Plan” is as defined in Recital “A” of the Agreement.

15.	“Stock” is as defined in the Plan.

16.	“Stock Option” is as defined in the Plan.

17.	“Subsidiary” is as defined in the Plan.

18.	“Ten Percent Shareholder” is as defined in the Plan.

19.	“Will” is as defined in the Plan.